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                                  EXHIBIT 6.2
               "Amendment to the Asset purchase agreement between
                    Investor Service and DBS Holdings Inc."






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THIS AMENDMENT TO THE REFERENCED OFFER TO PURCHASE is dated for reference
March 15, 2000.



BETWEEN:

DBS HOLDINGS INC. located at  1898 Peardonville Road
                              Abbotsford, B.C.
                              V4X 2M4            (hereinafter called the buyer)


AND:

INVESTOR SERVICE located at   101 - 9668 148th Street
                              Surrey, B.C.
                              V3R 0W2            (hereinafter called the seller)


NOW THEREFORE THIS AGREEMENT WITNESSES, that in respect of the OFFER TO PURCHASE dated March 23, 1999, wherein the buyer agreed to purchase and the seller agreed to sell the domain name investorservice.com, the parties agree as follows:


1.   TO AMEND, Item #4, BUYER'S OPTION, to read as follows:

          The Buyer has the option to purchase the remaining 81% of investorservice.com from the Seller for 20,000 shares of the Buyer's publicly traded company payable as follows; three additional 5,000 shares blocks, each representing 20%, and one final 5,000 share block, representing 21%, to be disposed in a timely manner at the discretion of the purchaser on or before September 23, 2000.


WITNESS WHEREOF the parties have hereunto executed this Amendment to the OFFER TO PURCHASE as of the day and year first above written.


Signed, sealed and delivered       )
By Stephen Stanley                 )
In the presence of:                )
                                   )
                                   )
                                   )
[signed]                           )       [signed]
_______________________________    )       ______________________________
Witness                            )       Stephen Stanley
                                   )
                                   )


Signed, sealed and delivered       )
By Daniel Steunenberg              )
In the presence of:                )
                                   )
                                   )
                                   )
[signed]                           )       [signed]
_______________________________    )       ______________________________
Witness                            )       Daniel Steunenberg
                                   )
                                   )




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